Exhibit 99.1

Monogram Residential Trust, Inc. Appoints W. Benjamin Moreland as New Independent Director

PLANO, Texas, April 26, 2016 — Monogram Residential Trust, Inc. (NYSE: MORE) (“Monogram” or the “Company”), an owner, operator and developer of luxury apartment communities with a significant presence in select coastal markets across the United States, today announced that W. Benjamin Moreland has been appointed to the Monogram Board of Directors (the “Board”), effective May 1, 2016. With the addition of Mr. Moreland and the expected reduction in the size of the Board following the Company’s 2016 Annual Meeting of Stockholders, the Monogram Board will be composed of nine directors, six of whom are independent.

“Ben brings a wealth of REIT industry expertise, as well as significant board and leadership experience, to Monogram,” said Alan Patton, Chairman of the Board. “This appointment reflects our ongoing commitment to adding independent directors who bring critical skills and fresh perspectives to enhance the depth and breadth of the Board. Since March 2016, we have added three new independent directors to the Board. We are confident that Monogram will benefit from Ben’s insights and experience and look forward to benefitting from the many contributions he will make.”

Mr. Moreland said, “I am pleased and honored to be appointed to serve on the Monogram Board. Monogram is at an important strategic inflection point in its trajectory as the Company continues to focus on strong operations and stabilizing its development properties. I look forward to collaborating with the Board and management team as we work together to realize Monogram’s substantial value potential and position the Company for long-term success.”

About W. Benjamin Moreland

W. Benjamin Moreland has served as President and Chief Executive Officer of Crown Castle International Corp.(“Crown Castle”) (NYSE: CCI), one of the largest REITs in the United States, since July 2008 and on Crown Castle’s Board of Directors since August 2006. Prior to that, he served as the Crown Castle’s Chief Financial Officer. Effective June 1, 2016, Mr. Moreland will assume the role of Executive Vice Chairman of Crown Castle as part of an internal CEO succession plan. Mr. Moreland joined Crown Castle in 1999 after 15 years with Chase Manhattan Bank and predecessor banks, primarily in corporate finance and real estate investment banking.

Mr. Moreland is a member of the board and former chairman of PCIA-The Wireless Infrastructure Association and also serves on the boards of directors of Calpine Corporation (NYSE: CPN), the Greater Houston Partnership and Houston Methodist Hospital. He is a member of the executive board of the National Association of Real Estate Investment Trusts (NAREIT) and is a member of the University of Texas McCombs School of business advisory council.  Mr. Moreland holds a BBA from The University of Texas at Austin and an MBA from The University of Houston.

About Monogram

Monogram is a fully integrated self-managed real estate investment trust that invests in, develops and operates high quality multifamily communities offering location and lifestyle amenities. Monogram invests in stabilized operating properties and properties in various phases of development, with a focus on communities in select markets across the United States. Monogram’s portfolio includes investments in 55 multifamily communities in 10 states comprising 15,211 apartment homes.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These statements may be impacted by a number of known and unknown risks and uncertainties, including, without limitation, risks associated with  our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; and projected capital expenditures. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this press release, including important risk factors described in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2015 and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements to conform to actual results or changes in our expectations.